Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

Gulf Coast Express Pipeline LLC
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-249271, 333-249270 and 333-182642) and Form S-8 (No. 333-142271, 333-211905 and 333-264415) of DCP Midstream, LP of our report dated February 15, 2023, relating to the financial statements of Gulf Coast Express Pipeline LLC, which appears in this Annual Report on Form 10-K of DCP Midstream, LP.

/s/ BDO USA,LLP

Houston, Texas
February 17, 2023